UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2011

PMC COMMERCIAL TRUST
(Exact name of registrant as specified in its charter)

TEXAS	1-13610	75-6446078
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX	75252
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 349-3200

NONE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 14, 2011, PMC Commercial Trust (the “Company”) filed a current report on Form 8-K (the “Report”) to report on the voting results of its annual meeting of shareholders held on June 10, 2011 (the “Annual Meeting”), including, among other matters, the results of the advisory vote of the shareholders regarding the frequency of shareholder advisory votes on the compensation paid to the Company’s named executive officers (“Say-On-Pay Vote”). This Form 8-K/A is being filed as an amendment to the Report to disclose the decision of the Board of Trust Managers (the “Board”) as to how frequently the Company will hold Say-On-Pay Votes. No other changes have been made to the Report.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 10, 2011, at the Annual Meeting, our shareholders voted, in a non-binding advisory vote, to hold annual Say-On-Pay Votes. As a result of the shareholder advisory vote, the Board determined, at its meeting on September 9, 2011 that the Company will hold future non-binding Say-On-Pay Votes on an annual basis until the next required advisory vote on the frequency of such Say-On-Pay Votes occurs. The Company is required to hold an advisory vote on the frequency of Say-On-Pay Votes every six years.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 14, 2011

PMC COMMERCIAL TRUST

By:	/s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer